                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                               ETEC SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                      LOGO

                               ETEC SYSTEMS, INC.
                             26460 CORPORATE AVENUE
                               HAYWARD, CA 94545
                                 (510) 783-9210

                                OCTOBER 29, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Etec Systems, Inc., which will be held on Tuesday, December 14, 1999, at 2:00 p.m., Pacific Standard Time (PST), at our offices located at 26460 Corporate Avenue, Hayward, California 94545.

     The formal Notice of the Annual Meeting and the Proxy Statement are included with this invitation.

     After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope addressed to Morrow & Co., Inc., our agent, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD BY MAIL, PROVIDE A PROXY OVER THE INTERNET OR BY TELEPHONE, OR ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

     A copy of our Annual Report on Form 10-K is also enclosed.

     The Board of Directors and management look forward to seeing you at the meeting.

                                          Sincerely,

                                          LOGO
                                          Stephen E. Cooper

                                          Chairman of the Board,
                                          President and Chief Executive Officer

                                      LOGO

                               ETEC SYSTEMS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 14, 1999
                            ------------------------

To the Stockholders of Etec Systems, Inc.;

     The Annual Meeting of Stockholders of Etec Systems, Inc., a Nevada corporation (the "Company"), will be held on Tuesday, December 14, 1999, at 2:00 p.m. Pacific Standard Time (PST), at the Company's principal executive offices located at 26460 Corporate Avenue, Hayward, California, 94545, for the following purposes:

          1. To elect eight directors;

          2. To approve an amendment to the 1995 Omnibus Incentive Plan to increase the number of available shares by 800,000;

          3. To approve an amendment to the 1995 Directors' Stock Option Plan to increase the number of available shares by 50,000;

          4. To approve an amendment to the 1995 Employee Stock Purchase Plan to increase the number of available shares by 200,000;

          5. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants; and

          6. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

     Stockholders of record as of the close of business on October 18, 1999 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD BY MAIL OR PROVIDE A PROXY OVER THE INTERNET OR BY TELEPHONE. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND THE MEETING OR TO VOTE IN PERSON AT THE MEETING.

                                          By Order of the Board of Directors

                                          LOGO
                                          W. Russell Wayman
                                          Secretary

Hayward, California
October 29, 1999

                                      LOGO

                               ETEC SYSTEMS, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Etec Systems, Inc., a Nevada corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders, to be held at the Company's principal executive offices located at 26460 Corporate Avenue, Hayward, California, 94545, on Tuesday, December 14, 1999, at 2:00 p.m., Pacific Standard Time (PST), and any adjournment thereof (the "Annual Meeting").

     The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may also be provided electronically or telephonically by following the instructions printed on the proxy card. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. The Company's transfer agent, which is tabulating votes with respect to the Annual Meeting, will count the last vote received from a stockholder, whether by telephone, proxy card, electronically through the Internet, or by ballot at the meeting in person. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of a proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominees for directors listed in this Proxy Statement, FOR approval of Proposals 2, 3, 4 and 5 described in the Notice of Annual Meeting and in this Proxy Statement, and in the discretion of the proxyholders as to any other matter that is properly brought before the Annual Meeting.

     Stockholders of record at the close of business on October 18, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 21,540,478 shares of Common Stock outstanding and entitled to vote. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date. The closing price of the Company's Common Stock on the Nasdaq Stock Market for the Record Date was $35.94 per share.

     Directors are elected by a plurality vote. There is no cumulative voting in the election of directors. Under Nevada law, the other matters submitted for stockholder approval at this Annual Meeting require that the number of votes cast in favor of the matter exceed the number of votes cast against the matter. Abstentions with respect to any matter are counted for quorum purposes but do not affect the outcome of the vote. If a broker who is the record holder of certain shares indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will be counted for quorum purposes but will not affect the outcome of the vote.

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies at a cost of approximately $7,500.

     This Proxy Statement and the accompanying form of proxy are being mailed to stockholders, together with the 1999 Annual Report to Stockholders, on or about October 29, 1999.

                                   IMPORTANT

     PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date, as to shares of the Company's Common Stock beneficially owned by: (i) each of the Company's executive officers named in the Summary Compensation Table (collectively the "Named Officers"), (ii) each of the Company's directors, (iii) all current directors and executive officers of the Company as a group, and (iv) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock.

                                                                 SHARES        PERCENTAGE
                                                              BENEFICIALLY    BENEFICIALLY
                                                                OWNED(1)      OWNED(1)(2)
                                                              ------------    ------------
Capital Guardian Trust Company(3)...........................   2,545,700         11.82%
  11100 Santa Monica Blvd., Los Angeles, CA 90025
Pioneering Investment Management(4).........................   1,951,000           9.1%
  60 State St., Boston, MA 02109
Franklin Resources, Inc.(5).................................   1,241,960          5.77%
  777 Mariners Island, San Mateo, CA 94403
Capital Research and Management Company(6)..................   1,226,600          5.69%
  333 S. Hope St., Los Angeles, CA 90071
SMALLCAP World Fund(7)......................................   1,210,000          5.62%
  333 S. Hope St., Los Angeles, CA 90071
Stephen E. Cooper(8)........................................     172,481            .8%
William D. Cole(8)..........................................      44,417             *
Edward Gelbach(8)...........................................      30,000             *
John McBennett(8)...........................................      14,000             *
William J. Ryan(8)..........................................      11,668             *
William T. Siegle(8)........................................      11,000             *
William D. Snyder(8)........................................      44,750             *
Takeshi (John) Suzuki(8)....................................      41,833             *
Thomas M. Trent(8)..........................................      17,000             *
Paul A. Warkentin(8)........................................      92,373             *
Robert L. Wehrli(8).........................................       9,000             *
All current directors and executive officers as a group (11
  persons)(2)...............................................     488,522          2.27%

---------------
 *  Amount represents less than 1% of the Company's Common Stock.

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, shares that such person or group has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3) As reported in Schedule 13G dated February 8, 1999, filed by Capital Guardian Trust Company ("CGTC") as to 2,204,600 shares, Capital International, Inc. ("CII") as to 283,900 shares, Capital International S.A. ("CISA") as to 31,200 shares, and Capital International Limited ("CIL") as to

    26,000 shares. CGTC, CII, CISA and CIL are affiliated entities; however, they disclaim membership in a group for all purposes other than making the joint filing.

(4) As reported in Schedule 13G dated January 8, 1999 filed by Pioneer Investment Management, Inc.

(5) As reported on Schedule 13G dated January 22, 1999 filed by Franklin Resources, Inc., Franklin Advisory Services, Charles B. Johnson and Rupert
    H. Johnson, Jr. The shares are beneficially owned by one or more investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. ("FRI"). Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each owns in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI. FRI, the Principal Shareholders, and each of the Adviser Subsidiaries disclaim any beneficial ownership in any of the shares.

(6) As reported in Schedule 13G dated February 8, 1999, filed by Capital Research and Management Company.

(7) As reported in Schedule 13G dated February 8, 1999, filed by SMALLCAP World Fund, Inc., which is advised by Capital Research and Management Company.

(8) Includes shares issuable upon exercise of options within 60 days of the Record Date. For the Named Officers and Directors, the amounts of such shares are as follows: Mr. Cooper, 105,143; Mr. Cole, 33,500; Mr. Gelbach, 20,000; Mr. McBennett, 14,000; Mr. Ryan, 11,668; Mr. Siegle, 11,000; Mr.
    Snyder, 44,000; Mr. Suzuki, 28,500; Mr. Trent, 9,000; Mr. Warkentin, 63,000;
    Mr. Wehrli, 9,000; and all executive officers and directors as a group (11 persons), 348,811.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES

     A total of eight directors are to be elected at the Annual Meeting, each to serve for a term of one year. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. Each of the Company's nominees is currently serving as a director of the Company.

     The names of the nominees, their ages as of the Record Date and certain information about them are set forth below:

                                                        PRINCIPAL OCCUPATION            DIRECTOR
               NOMINEES                  AGE         DURING THE LAST FIVE YEARS          SINCE
               --------                  ---         --------------------------         --------
Mr. Stephen E. Cooper..................  53    Chairman of the Board since April 1995,    1993
                                               President since January 1993 and Chief
                                               Executive Officer of the Company since
                                               July 1993. Mr. Cooper served as Chief
                                               Operating Officer from January 1993
                                               until July 1993. Mr. Cooper is also a
                                               director of Vivid Semiconductor.
Mr. Takeshi (John) Suzuki..............  61    President and Director of Etec Japan, a    1994
                                               subsidiary of the Company, since May
                                               1990.
Mr. Edward L. Gelbach(2)...............  68    Private investor for more than the past    1995
                                               five years. Mr. Gelbach is also a
                                               director of Bell Microproducts and was
                                               a director of Richey Electronics, Inc.
                                               until January 1999.
Mr. John McBennett(1)..................  61    Vice President, Internal Audit of PE       1994
                                               Corporation, A LIFE SCIENCES COMPANY,
                                               since 1977.
Mr. William J. Ryan....................  60    Vice President and General Manager, IPG    1997
                                               Division of the Company since February
                                               1999. From 1994 until February 1999,
                                               Executive Vice President, Operations
                                               and Director of Angstrom Technologies,
                                               Inc., a manufacturer of electro-optical
                                               scanners.
Mr. William T. Siegle(1)...............  60    Senior Vice President for Technology       1997
                                               Development and Chief Scientist of
                                               Advanced Micro Devices, Inc., a
                                               semiconductor manufacturer, since 1990.
Mr. Thomas M. Trent (2)................  54    Currently retired. Mr. Trent is also a     1994
                                               director for Stellar One Corporation.
                                               From 1986 through 1996, he was a vice
                                               president of Micron Technology, Inc., a
                                               semiconductor manufacturer.
Mr. Robert L. Wehrli (2)...............  77    Owner and Chief Executive Officer of       1995
                                               Chronometry, a consulting firm, since
                                               1977. Mr. Wehrli is also a director of
                                               PECO Controls Co., a packing control
                                               company. From 1985 to 1998 he was a
                                               director of Siliconix, Inc., a
                                               semiconductor manufacturer, and was
                                               Chairman during the last four years of
                                               that period.

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

     There are no family relationships among any directors or executive officers of the Company.

     Under the Company's Bylaws, nominations for the election of Directors may be made by any stockholder entitled to vote in the election of Directors, but only if written notice of such stockholder's intent to make such nominations has been received by the Company at its principal executive office not less than 60 days prior to the first anniversary of the day on which notice of the date of the prior year's annual meeting was mailed to stockholders. Such stockholder's notice must set forth: (a) with respect to each proposed nominee, the name, age, business and residence address, principal occupation or employment, class and number of shares of stock of the Company owned, written consent to be named as a nominee and to serve as a director if elected, and any other information that would be required to be disclosed in solicitations of proxies for election of directors; and (b) with respect to the stockholder giving the notice, the name, address and class and number of shares of the

Company that are beneficially owned by such stockholder, and a description of any arrangements or understandings between the stockholder, the nominee and any other person relating to the nomination. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The Company has not received notice from any stockholder of the intent to nominate a person from the floor at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE
         ELECTION OF EACH OF THE DIRECTOR NOMINEES AS SET FORTH ABOVE.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held five meetings during the fiscal year ended July 31, 1999. The average attendance at the aggregate number of meetings of the Board and committees of the Board was 88%. Mr. Siegle attended fewer than 75% of the aggregate number of meetings of the Board and the committees on which he serves.

     The Board of Directors has appointed a Compensation Committee and an Audit Committee. The Compensation Committee and Audit Committee are comprised entirely of non-employee directors, who are identified in the list of directors under "Nominees" above. The Company does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Compensation Committee held four meetings during fiscal 1999. The Compensation Committee's functions are to review and approve salaries and incentive compensation of the executive officers of the Company, and to establish basic guidelines and generally review the Company's incentive compensation and benefit plans for all employees. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation" below.

     The Audit Committee held four meetings during fiscal 1999. The Audit Committee's functions are to review the annual financial statements of the Company, review the results and the scope of the annual audit and the other services provided by the Company's independent accountants, and monitor the effectiveness of the Company's internal financial and accounting organization and controls and financial reporting.

DIRECTORS' COMPENSATION

     Employee directors (Messrs. Cooper, Ryan and Suzuki) receive no additional compensation for service on the Board of Directors. Non-employee directors of the Company receive an annual retainer of $10,000. In addition, they receive $1,500 for each regularly scheduled Board meeting attended in person, $500 for each Board committee meeting attended in person and $500 for each regularly scheduled Board or committee meeting held by telephone. Directors are also reimbursed for their expenses for each meeting attended in person and are eligible to participate in the Company's 1995 Directors' Stock Option Plan (the "Directors' Plan").

     Under the terms of the Directors' Plan, upon appointment to the Board, each non-employee director receives a non-statutory option to purchase 8,000 shares of Common Stock (an "Initial Option"). These one-time grants vest in two installments, with half of the shares vesting on the first anniversary of the grant date and the other half vesting on the second anniversary of the grant date. In addition, during his or her tenure, each non-employee director receives an annual grant of an option to purchase 3,000 shares on each anniversary (an "Annual Option"). Annual Options vest in full on the first anniversary of the grant date. Under the 1995 Directors' Plan, each option's exercise price is 100% of the fair market value of the underlying shares on the grant date and its term is ten years. For a more detailed description of the Directors' Plan, see "Proposal 3 -- Approval of Increase in Shares Under the 1995 Directors' Plan."

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation for services rendered to the Company in all capacities for the three fiscal years ended July 31, 1997, 1998 and 1999 by (i) the Company's Chief Executive Officer, and (ii) the Company's four other most highly compensated executive officers.

                                                                            LONG-TERM
                                                                          COMPENSATION
                                                                        -----------------
                                                                        AWARDS/SECURITIES
                                                 ANNUAL COMPENSATION    -----------------
                                                 --------------------      UNDERLYING          ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)      OPTIONS(#)       COMPENSATION($)
      ---------------------------         ----   ---------   --------   -----------------   ---------------
Stephen E. Cooper.......................  1999    424,710          0          80,000             3,000(1)
  Chairman of the Board, President and    1998    418,655    147,000          80,000             2,000(1)
  Chief Executive Officer                 1997    348,950    234,500         100,000             2,000(1)
Paul A. Warkentin.......................  1999    282,009          0               0             1,402(1)
  Senior Vice President,                  1998    218,847     66,000          90,000             1,498(1)
  Advanced Reticle Solutions              1997    159,432     64,320          40,000             1,470(1)
Takeshi (John) Suzuki...................  1999    249,666          0          24,000            56,067(2)
  President, Etec Japan                   1998    175,027     56,960              --            42,327(2)
                                          1997    206,992     55,551          15,000            60,618(2)
William D. Snyder(3)....................  1999    231,202          0          32,000             2,321(1)
  Vice President and Chief Financial      1998    212,021     56,250          96,000             1,299(1)
  Officer                                 1997         --         --              --                --
William D. Cole.........................  1999    200,294          0          16,000             2,231(1)
  Vice President, Sales and               1998    200,001     50,000          10,000             1,712(1)
  Customer Support                        1997    202,187     80,400          16,000             1,442(1)

---------------
(1) Represents contributions by the Company under its 401(k) plan.

(2) Represents housing allowance payments.

(3) Mr. Snyder's employment with the Company commenced on August 18, 1997.

STOCK OPTIONS

     The following table summarizes options granted to the Named Officers during fiscal year 1999.

                       OPTION GRANTS IN FISCAL YEAR 1999

                                                  INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                              ---------------------------------------------------------       VALUE AT ASSUMED
                                NUMBER OF       % OF TOTAL                                     ANNUAL RATES OF
                               SECURITIES        OPTIONS                                  STOCK PRICE APPRECIATION
                               UNDERLYING       GRANTED TO      EXERCISE                     FOR OPTION TERM(2)
                                 OPTIONS        EMPLOYEES       PRICE PER    EXPIRATION   -------------------------
            NAME              GRANTED(#)(1)   IN FISCAL YEAR   SHARE($/SH)      DATE         5%($)        10%($)
            ----              -------------   --------------   -----------   ----------   -----------   -----------
Stephen E. Cooper...........     80,000            6.81%         $29.32       06/14/09    $1,475,135    $3,738,282
Takeshi (John) Suzuki.......     16,000            1.36%         $32.75       08/05/08    $  329,541    $  835,121
                                  8,000             .68%         $29.32       06/14/09    $  147,514    $  373,828
Paul A. Warkentin...........         --              --              --             --            --            --
William D. Snyder...........     12,000            1.02%         $43.50       03/03/09    $  328,283    $  831,934
                                 20,000            1.70%         $29.32       06/14/09    $  368,784    $  934,571
William D. Cole.............     16,000            1.36%         $29.32       06/14/09    $  295,027    $  747,646

---------------
(1) Standard options are granted under the 1995 Omnibus Incentive Plan. The exercise price is the fair market value on the date of grant. Options vest 25% each year beginning one year from the date of grant and expire 10 years from the date of grant. Options are exercisable for 60 days after termination of employment to the extent vested at that time. All options outstanding will vest in the event of termination of employment after a merger or consolidation of the Company with, or the sale of substantially all the

    Company's assets to, any other person or corporation (except for a merger or consolidation in which at least 80% of the total voting power after such merger or consolidation was held by the same persons holding such voting power immediately prior to such merger or consolidation). Options are not transferable, except upon death by testamentary will or pursuant to the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order as defined by the U.S. Internal Revenue Code.

(2) Potential realizable value is calculated based on assumptions set forth in SEC rules and does not in any way represent the Company's estimate of future stock price. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the 5% and 10% assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option exercise price, no value will be realized from the option grant made to the Named Officer.

     The following table summarizes exercises of options during fiscal 1999 by the Named Officers and the value of options held by each such person at the end of fiscal 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                      OPTIONS AT               IN-THE-MONEY OPTIONS
                                                                   JULY 31, 1999(#)           AT JULY 31, 1999($)(2)
                           SHARES ACQUIRED       VALUE        ---------------------------   ---------------------------
          NAME             ON EXERCISE(#)    REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   --------------   -----------   -------------   -----------   -------------
Stephen E. Cooper........      17,000           $624,750        105,143        201,000       $846,371      $1,109,480
Takeshi (John) Suzuki....           0           $      0         24,500         34,500       $400,460      $  193,700
Paul A. Warkentin........           0           $      0         53,000         91,250       $253,240      $  185,175
William D. Snyder........           0           $      0         24,000        104,000       $ 14,000      $  213,200
William D. Cole..........      12,000           $165,803         33,500         49,000       $362,490      $  432,360

---------------
(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2) Calculated on the basis of the fair market value of the underlying securities at July 30, 1999 ($37.88 per share) minus the exercise price.

EMPLOYMENT AGREEMENTS AND TERMINATION AGREEMENTS

     None of the Named Officers has an employment agreement with the Company, except Mr. Cooper, who is entitled to 26 weeks of salary continuance if the Company terminates his employment other than for cause.

PENSION AND LONG-TERM INCENTIVE PLANS

     The Company has no pension plan or long-term incentive plan for its executives. However, the Company makes an annual contribution to Mr. Suzuki's retirement plan pursuant to an agreement between the Company and Mr. Suzuki.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Messrs. Edward L. Gelbach, Thomas M. Trent and Robert L. Wehrli. None of these individuals was at any time during fiscal year 1999, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Until March 2, 1999, the Compensation Committee of the Company's Board of Directors was comprised of three non-employee directors: Messrs. William T. Siegle, Thomas M. Trent and Robert L. Wehrli. Effective March 2, 1999, Mr. Siegle left the Compensation Committee and was replaced by Mr. Edward L. Gelbach. The Compensation Committee meets regularly, prior to scheduled meetings of the Board of Directors, and holds special meetings as required.

     The charter of the Compensation Committee is to provide guidance and leadership to the Chief Executive Officer and the Vice President of Corporate Services to enable them to design and implement executive compensation packages to enable the Company to attract and retain executive management. The primary role of the Compensation Committee is to review and approve the salary, bonus, stock options and other benefits, direct or indirect, of the Company's senior management.

EXECUTIVE COMPENSATION OBJECTIVES

     The Company's major objectives in determining executive officer compensation are to:

     - Attract and retain key executive management and leadership to ensure the success of the Company;

     - Align executive compensation targets with the annual, as well as long-term, financial, operational and strategic objectives of the Company; and

     - Reward key executives for their contribution to the long-term success of the Company by providing opportunities for them to acquire an ownership interest in the Company.

COMPONENTS OF EXECUTIVE COMPENSATION

     The primary components of the Company's executive compensation package are base salary, annual cash incentives and long-term stock-based incentives.

     Base Salary. The base salary for executive officers of the Company takes into account individual performance, the scope of the executive officer's responsibilities and comparative compensation data for companies of a similar size and organizational structure that are located in the Northern California area ("Comparable Companies"). Approximately one third of the Comparable Companies are included in the Hambrecht & Quist Semiconductor Index and all of the Comparable Companies are included in the Nasdaq Stock Market Index. Both indexes are used in the Stock Price Performance Graph. In fiscal year 1999, none of the Named Officers received increases to their base salaries.

     Annual Cash Incentives. The Company's Senior Management Incentive Plan ("SMIP") provides for annual cash bonuses that are earned according to a formula designed to reward key executive officers for meeting or exceeding certain established targets set by the Compensation Committee. For fiscal 1999, the key targets were earnings per share, market share and customer satisfaction. The maximum payout under the SMIP is capped at twice each participant's targeted percentage of salary. The targeted percentage of salary ranges between 20% and 70%. Based on the Company's results during fiscal year 1999, the SMIP paid no cash incentive compensation to executive officers.

     The Compensation Committee approves the SMIP target financial, operational and performance objectives so that they are properly aligned with the performance of the Company. In addition, the Compensation Committee approves participation in the SMIP and determines to what extent the objectives have been met.

     Long-Term Stock-Based Incentives. Long-term stock-based incentives are provided through periodic stock option grants pursuant to the Company's 1995 Omnibus Incentive Plan. Such options are granted at an exercise price equal to the market price of the Company's outstanding shares on the date of the grant. The objective of these grants is to ensure that the interests and objectives of the executive officers are more closely aligned with the long-term interests and returns that will be realized by stockholders. The number of shares to be subject to an option is determined by the Compensation Committee after a review of grant levels of Comparable Companies. In awarding option grants, the Compensation Committee also considers the vesting schedule of an executive officer's current options. However, the Compensation Committee does not intend to adhere to any specific guidelines and may elect to vary the size of an option grant to any executive officer in consideration of his or her overall option and compensation package.

CHIEF EXECUTIVE OFFICER (CEO) COMPENSATION

     Chief Executive Officer compensation is comprised of the same components as the other executive officers' compensation: base salary, annual cash incentives and long-term stock-based incentives. The compensation payable to Mr. Stephen E. Cooper, the Chief Executive Officer, during fiscal year 1999, was determined by the Compensation Committee in consideration of comparable base salary levels in effect for chief executive officers of Comparable Companies. Mr. Cooper's compensation package was designed to achieve two primary objectives: (1) to provide a base compensation level that is competitive with that paid to other chief executive officers of Comparable Companies according to the criteria described above, and (2) to base a significant portion of his compensation on the annual and long-term performance of the Company. There was no cash bonus paid to Mr. Cooper for the 1999 fiscal year.

     Mr. Cooper's fiscal 1998 base salary of $420,000 remained the same in fiscal year 1999. A stock option for an additional 80,000 shares of Common Stock was granted to Mr. Cooper on June 14, 1999 to bring his unvested option holdings to a level maintaining significant incentive for him to continue in the employment of the Company and to increase the Company's stock price.

DEDUCTIBILITY OF COMPENSATION UNDER INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally disallows a tax deduction to a publicly-held company for certain compensation ("162(m) compensation") in excess of $1 million paid or accrued to certain executive officers in any year. The 162(m) compensation paid to the Company's executive officers for the 1999 fiscal year did not exceed $1 million for any executive officer, and it is not expected that the 162(m) compensation paid in fiscal year 2000 will exceed the $1 million limit for any executive officer of the Company.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

        Edward L. Gelbach (since March 2, 1999)
        William T. Siegle (until March 2, 1999)
        Thomas M. Trent
        Robert L. Wehrli

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return of the Company's Common Stock with The Nasdaq Stock Market Index (U.S.) and Hambrecht & Quist Semiconductor Index. The comparison assumes the investment of $100 on October 24, 1995 (the date the Company's Common Stock became registered under
Section 12 of the Securities Exchange Act of 1934) based on the closing price of such stock on the date of such initial public offering, and assumes that dividends, if any, were reinvested when paid. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                COMPARISON OF 45 MONTH CUMULATIVE TOTAL RETURN*
         AMONG ETEC SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                 AND THE HAMBRECHT & QUIST SEMICONDUCTORS INDEX

                                                                                  NASDAQ STOCK              HAMBRECHT & QUIST
                                                   ETEC SYSTEMS, INC.             MARKET (U.S.)              SEMICONDUCTORS
                                                   ------------------             -------------             -----------------
10/24/95                                                   100                         100                         100
7/96                                                       235                         105                          63
7/97                                                       543                         155                         156
7/98                                                       338                         182                         108
7/99                                                       389                         259                         231

   *$100 INVESTED ON 10/24/95 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF
                     DIVIDENDS. FISCAL YEAR ENDING JULY 31.

PROPOSAL 2 -- APPROVAL OF AN INCREASE IN SHARES UNDER THE 1995 OMNIBUS INCENTIVE
                                      PLAN

     Since 1995, the Company has provided stock options as an incentive to its employees to promote increased stockholder value. Management believes that stock options are one of the prime ways to attract and retain key personnel responsible for the continued development and growth of the Company's business, and to motivate all employees to increase stockholder value. In addition, stock options are considered a competitive necessity in semiconductor equipment and other high technology industries.

     The Company currently grants options to all employees worldwide upon initial hire, and periodically to key employees or in recognition of achievement of certain performance criteria. In the recent fiscal year, critical hires were made in finance, administration, engineering, service, manufacturing, operations, sales and marketing, The number of employees during fiscal 1999 grew from 1,085 to 1,109 at fiscal year end and normal turnover also led to the hiring of a number of replacement employees. In total, there were 193 new hires during the fiscal year who were granted a total of 403,410 shares from the 1995 Omnibus Incentive Plan (the "Option Plan"). In addition, a total of 681,000 shares were issued as retention grants from the Option Plan to other employees of the Company.

     The Company believes that the proposed increase in the number of shares available under the Option Plan will enable the Company to provide appropriate incentives to its current and future employees, and will be sufficient to meet the Company's option granting requirements for the next year.

PROPOSED AMENDMENT

     In September 1999, the Company's Board of Directors, subject to stockholder approval, adopted an amendment to the Option Plan to increase the number of shares reserved for issuance under the Option Plan by 800,000 shares from 3,975,000 shares to 4,775,000 shares. At the Annual Meeting, stockholders are being asked to approve the increase in shares reserved under the Option Plan.

     The proposed amendment amends and restates Article 4.1 of the 1995 Omnibus Incentive Plan to read as follows:

     "ARTICLE 4. Shares Available for Grants

          4.1 Basic Limitation. Shares issued pursuant to the Plan shall be authorized but unissued Shares and Shares acquired in the open market. The aggregate number of Shares reserved for award as Restricted Shares, Stock Units, and Options shall be 4,775,000 Shares, provided that no more than 10% of the preceding amount may be awarded as Restricted Shares. Any Shares that have been reserved but not awarded as Restricted Shares, Stock Units or Options during any calendar year shall remain available for award in any subsequent calendar year. The limitation of this Section 4.1 shall be subject to adjustment pursuant to Article 10."

VOTE REQUIRED

     The votes cast in favor of the increase in shares under the Option Plan at a duly held meeting at which a quorum is present must exceed the votes cast against such proposal in order to approve the amendment of the Option Plan. Unless marked to the contrary, proxies received will be voted "FOR" approval of the amendment to the Option Plan to increase the shares reserved thereunder by 800,000.

GENERAL

     The Option Plan provides an incentive to employees and consultants whose present and potential contributions are important to the continued success of the Company, affords them an opportunity to acquire a proprietary interest in the Company, and enables the Company to enlist and retain the best available talent for the conduct of its business. The Option Plan permits the granting of incentive stock options ("ISOs"), nonstatutory stock options ("NSOs"), restricted stock (up to 10% of the total authorized shares under the Option
Plan) and stock units. The Company does not currently have any specific plans to grant any awards under the Option Plan other than stock options.

ELIGIBILITY

     Awards may be granted under the Option Plan to employees (including officers and directors) and consultants of the Company and its subsidiaries. The Option Plan provides that NSOs may be granted to employees and consultants of the Company or any majority-owned subsidiary or other entity of the Company. ISOs may be granted only to employees of the Company or any parent or subsidiary of the Company.

     As of the Record Date, all employees of the Company worldwide, a total of 1,080 persons, are eligible for stock option awards under the Option Plan. In addition, approximately 51 consultants are currently eligible for awards under the Option Plan.

ADMINISTRATION

     The Option Plan may be administered by the Board of Directors or by a committee of the Board (the "Administrator"), and is currently administered by the Compensation Committee, which is composed solely of non-employee directors, for grants of options to officers, and by the Stock Option Committee for grants of options to non-officer, non-director employees and consultants. The Administrator has full power to select, among the employees and consultants eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the Option Plan and to guidelines approved by the full Board of Directors. The interpretation and construction of any provision of the Option Plan by the Administrator shall be final and conclusive.

TERMS OF AWARDS

     Restricted shares or stock units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A restricted share shall not vest less than one year from the grant date if the vesting is based on meeting performance targets established by the Committee, or, in all other cases, not less than three years from the grant date. In both cases, the vesting limitation is subject to the following exceptions: A Stock Award Agreement may provide for accelerated vesting in the event of a merger, consolidation or sale of substantially all of the assets of the Company that constitutes a Change in the Control of the Company, as defined in the Option Plan.

     Vesting of stock options is specified in individual agreements. Stock options become immediately exercisable in the event of death or total and permanent disability. See also "Change-in-Control Provisions" below.

     The exercise price of Options granted under the Option Plan cannot be less than 100% of the fair market value of the Common Stock on the date of grant. Options granted to a holder of more than 10% of the voting power of the Company must have an exercise price of not less than 110% of such fair market value. The maximum term of an option is ten years, or five years if the option is granted to a holder of more than 10% of the voting power of the Company.

SHARES UNDER THE PLAN

     At the Record Date, options to purchase 3,136,962 shares were outstanding and options to purchase 438,384 shares had been exercised under the Option Plan. No restricted shares or stock units have been granted under the Option Plan. Excluding the 800,000 shares that have been approved by the Board but are subject to stockholder approval, there are currently 399,654 shares available for future grant under the Option Plan. If any restricted shares or options granted under the Option Plan are forfeited, then they will again become available for awards under the Option Plan.

TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP

     Under the Option Plan, ISOs may be exercised following an optionee's termination for a period up to one year from the date of termination, if the termination was caused by death or disability, and up to 60 days from the date of termination if the termination was for any other reason. Subject to this limitation, the period of time during which an option may be exercised following an optionee's termination of employment or consulting relationship for any reason is as determined by the Administrator, but not longer than the term of the option.

WRITTEN AGREEMENTS

     All awards granted under the Option Plan are evidenced by a written agreement between the Company and the employee or consultant to whom such award is granted.

RIGHTS NONTRANSFERABLE

     Options granted pursuant to the Option Plan are non-transferable by the participant, other than by will or by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, as defined by the Code. Options may be exercised, during the lifetime of the participant, only by the participant or by a permitted transferee.

USE OF STOCK FOR TAX WITHHOLDING

     The Option Plan permits participants to satisfy tax withholding obligations arising from the grant, vesting or exercise of options by surrendering shares of Common Stock already owned, or by directing the Company to withhold from the shares of Common Stock issued or issuable pursuant to the award in question that number of shares having a fair market value equal to the tax withholding liability as of the applicable tax date. All elections to utilize stock for tax withholding are subject to the approval of the Administrator.

CHANGE-IN-CONTROL PROVISIONS

     The Administrator may determine, at the time of granting an option or thereafter, that such option shall become fully exercisable as to all shares subject to such option in the event of a Change in Control of the Company. A Change in Control is defined as approval by the shareholders of a merger or consolidation of the Company with, or the sale of substantially all of the Company's assets to, any other person or corporation, except for a merger or consolidation that would result in the Company's voting securities outstanding immediately prior to such merger or consolidation continuing to represent at least 80% of the voting securities immediately after such merger or consolidation.

AMENDMENT AND TERMINATION

     The Board may amend, alter, suspend or discontinue the Option Plan at any time, but any such amendment, alteration, suspension or discontinuation shall not adversely affect any outstanding option under the Option Plan without the consent of the holder thereof. The Company may not amend the Option Plan without stockholder approval if the amendment would materially increase the benefits available under the Option Plan. Because the Option Plan permits the granting of ISOs, tax regulations require stockholder approval of any increase in shares under the Option Plan or any change in the class of persons eligible to receive awards under the Option Plan. The Option Plan will terminate by its terms on July 18, 2005, and no ISOs may be granted under the Option Plan after May 31, 2005.

     Subject to applicable laws and the specific terms of the Option Plan, the Administrator may accelerate any option or waive any condition or restriction pertaining to such option at any time.

FEDERAL TAX INFORMATION FOR STOCK OPTIONS

     An optionee will recognize no taxable income upon grant or exercise of an ISO under the Option Plan, unless the alternative minimum tax rules apply. The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO. Upon an optionee's sale or other disposition of the underlying shares (assuming that the sale occurs no sooner than two years after grant of the option and one year after exercise of the option (the "statutory holding periods")), any gain or loss will be taxed to the optionee as long-term capital gain or loss. If the statutory holding periods are not satisfied (i.e., the optionee makes a "disqualifying disposition"), the optionee will recognize compensation income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock, and the Company will be entitled to a deduction in the same amount. Any additional gain or loss recognized on a disqualifying disposition of the shares will be characterized as short-term or long-term capital gain or loss, as the case may be.

     An optionee will not recognize any taxable income at the time he or she is granted an NSO under the Option Plan. However, upon exercise of the NSO, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The Company will be entitled to a tax deduction in the same amount, subject to Section 162(m) of the Code. Upon an optionee's disposition of such shares, any difference between the amount realized and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

     The compensation income recognized upon exercise of an NSO by an optionee who is also an employee will be treated as wages for tax purposes and will be subject to tax withholding by the Company out of the current compensation paid to such person, if any. If such current compensation is insufficient to satisfy the tax-withholding obligation, such person will be required to make direct payment to the Company for the tax liability. Any required withholding in connection with the exercise of any NSO may, with the consent of the Administrator, be satisfied by an optionee, in whole or in part, by surrendering to the Company shares of Common Stock previously owned by such person or shares issued upon exercise of the option. For such purpose, the surrendered shares are valued at their fair market value at the time of surrender.

     In order for compensation in excess of $1 million realized by any of the Named Officers with respect to options granted under the Option Plan to be deductible by the Company, IRS regulations require, among other things, that the Option Plan limit the number of shares that can be granted to any one individual. Under the terms of the Option Plan, no employee may be granted options to purchase more than 100,000 shares in any fiscal year. While the Company does not expect to grant this number of options to an individual on a regular basis, the Company does expect that this would be the maximum number of options that would be necessary to recruit or retain any outstanding top executive.

PARTICIPATION IN THE OPTION PLAN

     The grant of options, stock units and restricted stock awards under the Option Plan to employees, including Named Officers, is subject to the discretion of the Board and the Administrator. As of the date of this proxy statement, there has been no determination by the Board or Administrator with respect to future awards under the Option Plan. Accordingly, future awards are not determinable. Non-employee directors are not eligible to participate in the Option Plan.

     The following table sets forth information with respect to the grant of options to the Named Officers, to all current executive officers as a group, and to all other employees as a group during the last fiscal year.

                             AMENDED PLAN BENEFITS
                          1995 OMNIBUS INCENTIVE PLAN

                                                                           WEIGHTED AVERAGE
                   NAME OF INDIVIDUAL OR                       OPTIONS      EXERCISE PRICE
               IDENTITY OF GROUP AND POSITION                 GRANTED(#)   PER SHARE($/SH)
               ------------------------------                 ----------   ----------------
Stephen E. Cooper...........................................    80,000          $29.32
  Chairman of the Board, President and Chief Executive
  Officer
Takeshi (John) Suzuki.......................................    24,000          $31.61
  President, Etec Japan
Paul A. Warkentin...........................................         0               0
  Senior Vice President, Advanced Reticle Solutions
William D. Snyder...........................................    32,000          $34.64
  Chief Financial Officer
William D. Cole.............................................    16,000          $29.32
  Vice President, Sales and Customer Support
All current Named Officers as a group.......................   152,000          $30.80
All other employees as a group..............................   870,060          $31.70

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 2 -- APPROVAL OF AN INCREASE IN SHARES UNDER THE
                          1995 OMNIBUS INCENTIVE PLAN.

           PROPOSAL 3 -- APPROVAL OF AN INCREASE IN SHARES UNDER THE
                              1995 DIRECTORS' PLAN

     In 1995, the Company established the 1995 Directors' Stock Option Plan (the "Directors' Plan") to promote the long-term success of the Company by encouraging non-employee directors to focus on critical long-range objectives, encourage the attraction and retention of non-employee directors with exceptional qualifications, and link non-employee directors directly to stockholder interests through increased stock ownership. The Directors' Plan seeks to achieve this purpose by providing for the grant of non-statutory options to purchase Shares of Common Stock to non-employee directors.

     The Company believes that the proposed increase in the number of shares available under the Directors' Plan will be sufficient to meet the Company's option granting requirements for at least the next two years.

PROPOSED AMENDMENT

     In September 1999, the Company's Board of Directors, subject to stockholder approval, adopted an amendment to the Directors' Plan to increase the number of shares reserved for issuance under the Directors' Plan by 50,000, from 150,000 shares to 200,000 shares. At the Annual Meeting, stockholders are being asked to approve this increase in shares reserved under the Directors' Plan.

     The proposed amendment amends and restates Article 4(a) of the 1995 Directors' Stock Option Plan to read as follows:

     "ARTICLE 4(a). Stock Subject to Plan

          4(a) Basic Limitation. Shares offered under the Directors' Plan shall be treasury Shares or authorized but unissued Shares. Subject to adjustment pursuant to Section 7, a total of 200,000 Shares are subject to Options and are available for issuance under the Directors' Plan. The Company, during the term of the Directors' Plan, shall at all times reserve and keep available sufficient Shares to satisfy the purposes of the Directors' Plan."

VOTE REQUIRED

     The votes cast in favor of the increase in shares under the Directors' Plan at a duly held meeting at which a quorum is present must exceed the votes cast against such proposal in order to approve the amendment of the Directors' Plan. Unless marked to the contrary, proxies received will be voted "FOR" approval of the amendment to the Directors' Plan to increase the shares reserved thereunder by 50,000.

GENERAL

     The Directors' Plan provides an incentive to non-employee Directors whose present and potential contributions are important to the continued success of the Company. The Directors' Plan permits the granting of non-statutory stock options ("NSOs").

ELIGIBILITY

     The Directors' Plan provides that NSOs may be granted only to non-employee Directors of the Company and its subsidiaries. Non-employee Directors ("Outside Directors") shall mean a member of the Board of Directors who is not and has never been an employee (within the meaning of section 3401(c) of the Code and the regulations thereunder) of the Company, of a Subsidiary of the Company or of an affiliate of the Company (within the meaning of the Securities Act of 1933) and who is not prohibited under the terms of his or her employment from accepting the Options granted under the Directors' Plan.

     As of the Record Date, a total of five Outside Directors are eligible for stock option awards under the Directors' Plan. Six Directors have received options under the Directors' Plan, but Mr. Ryan is no longer eligible for additional grants.

ADMINISTRATION

     The Directors' Plan is administered by the Board of Directors (the "Administrator"). The Administrator has full authority and discretion to interpret the Directors' Plan and to apply its provisions, to adopt, amend or rescind rules, procedures and forms relating to the Directors' Plan, to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Directors' Plan, and to take any other actions deemed necessary or advisable for the administration of the Directors' Plan.

TERMS OF OPTIONS

     Under the terms of the Directors' Plan, upon appointment to the Board, each Outside Director automatically receives a non-statutory stock option to purchase 8,000 shares of Common Stock (an "Initial Option"). These one-time grants vest in two installments, with half of the shares vesting on the first anniversary of the grant date and the other half vesting on the second anniversary of the grant date. In addition, during his or her tenure, each Outside Director receives an annual grant of an option to purchase 3,000 shares on each anniversary (an "Annual Option"). Annual Options vest in full on the first anniversary of the grant date. Under the Directors' Plan, each option's exercise price is 100% of the fair market value of the underlying shares on the grant date and its term is ten years.

SHARES UNDER THE DIRECTORS' PLAN

     At the Record Date, options to purchase 69,000 shares were outstanding and options to purchase 41,000 shares had been exercised under the Directors' Plan. Excluding the 50,000 shares that have been approved by the Board but are subject to stockholder approval, there are currently 40,000 shares available for future grants under the Directors' Plan. If any options granted under the Directors' Plan are forfeited, then they will again become available for awards under the Directors' Plan.

TERMINATION OF SERVICE AS A DIRECTOR

     Under the Directors' Plan, if an Outside Director's service as a director terminates for any reason, then any options held by him or her that were granted under the Directors' Plan shall expire one year from the date of termination. The Outside Director may exercise all or part of his or her option at any time before its expiration, but only to the extent that such option is exercisable in accordance with the vesting schedule. The unexercisable balance of such option shall lapse immediately upon the Outside Director's termination except for termination due to the death of the Outside Director. In the event that the Outside Director's service terminates because of death or the Outside Director dies after the termination of his or her service but before the expiration of his or her option, all or part of such option may be exercised (prior to expiration) by the executors or administrators of the Outside Director's estate or by any person who has acquired such option directly from him or her by bequest, inheritance or beneficiary designation, but only to the extent that such option is exercisable in accordance with the vesting schedule.

WRITTEN AGREEMENTS

     All awards granted under the Directors' Plan are evidenced by a written agreement between the Company and the Outside Director to whom such award is granted.

RIGHTS NONTRANSFERABLE

     Options granted pursuant to the Directors' Plan are non-transferable by the participant, other than by will or by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, as defined by the Code. Options may be exercised, during the lifetime of the participant, only by the participant or by a permitted transferee.

USE OF STOCK FOR TAX WITHHOLDING

     The Directors' Plan permits participants to satisfy tax withholding obligations arising from the grant, vesting or exercise of options by surrendering shares of Common Stock already owned, or by directing the Company to withhold from the shares of Common Stock issued or issuable pursuant to the award in question that number of shares having a fair market value equal to the tax withholding liability as of the applicable tax date. All elections to utilize stock for tax withholding are subject to the approval of the Administrator.

REORGANIZATIONS

     In the event that the Company is a party to a merger or consolidation, outstanding options shall become subject to the agreement of merger or consolidation. Such agreement may provide, without limitation, for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one share under such agreement and the exercise price, or for the acceleration of their exercisability followed by the cancellation of options not exercised, in all cases without the optionees' consent. Any cancellation shall not occur earlier than 30 days after such acceleration is effective and optionees have been notified of such acceleration.

AMENDMENT AND TERMINATION

     The Board of Directors may amend the Directors' Plan at any time, but not more than every six months unless such amendment is required to comply with the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Rights and obligations under any option granted before amendment of the Directors' Plan shall not be materially altered or impaired by such amendment, except with consent of the optionee. An amendment of the Directors' Plan shall be subject to the approval of the Company's stockholders only to the extent required by the applicable laws, regulations or rules. The Directors' Plan will terminate by its terms on July 18, 2005.

FEDERAL TAX INFORMATION FOR STOCK OPTIONS

     An optionee will not recognize any taxable income at the time he or she is granted an NSO under the Directors' Plan. However, upon exercise of the NSO, the optionee will generally recognize income (subject to tax withholding) for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The Company will be entitled to a tax deduction in the same amount. Upon an optionee's disposition of such shares, any difference between the amount realized and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

     Any required withholding in connection with the exercise of any NSO may, with the consent of the Administrator, be satisfied by an optionee, in whole or in part, by surrendering to the Company shares of Common Stock previously owned by such person or shares issued upon exercise of the option. For such purpose, the surrendered shares are valued at their fair market value at the time of surrender.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 3 -- APPROVAL OF AN INCREASE IN SHARES UNDER THE
                             1995 DIRECTORS' PLAN.

 PROPOSAL 4 -- APPROVAL OF AN INCREASE IN SHARES UNDER THE 1995 EMPLOYEE STOCK
                                 PURCHASE PLAN

     Since 1995, the Company has provided eligible employees with an opportunity to purchase Common Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The 1995 Employee Stock Purchase Plan ("ESPP") is intended to qualify under section 423 of the Internal Revenue Code (the "Code"), as amended.

     The Company believes that the proposed increase in the number of shares available under the ESPP will enable the Company to provide appropriate incentives to its current and future employees, and will be sufficient to meet the Company's issuance requirements for the next two years.

PROPOSED AMENDMENT

     In September 1999, the Company's Board of Directors, subject to stockholder approval, adopted an amendment to the ESPP to increase the number of shares reserved for issuance under the ESPP by 200,000, from 500,000 shares to 700,000 shares. At the Annual Meeting, stockholders are being asked to approve the increase in shares reserved under the ESPP.

     The proposed amendment amends and restates Article 13.1 of the 1995 Employee Stock Purchase Plan of Etec Systems, Inc. to read as follows:

     "ARTICLE 13. Common Stock Offered Under the ESPP

          13.1 Authorized Shares. The aggregate number of shares of Common Stock available for purchase under the ESPP shall be 700,000, subject to adjustment pursuant to this Article 13."

VOTE REQUIRED

     The votes cast in favor of the increase in shares under the ESPP at a duly held meeting at which a quorum is present must exceed the votes cast against such proposal in order to approve the amendment of the ESPP. Unless marked to the contrary, proxies received will be voted "FOR" approval of the amendment to the ESPP to increase the shares reserved thereunder by 200,000.

GENERAL

     The ESPP provides eligible employees of the Company with an opportunity to purchase the Company's Common Stock at a discounted price through payroll deductions.

ELIGIBILITY

     Eligible employee means any employee of the Company and any subsidiary company electing to participate whose customary employment is for more than five months per calendar year and for more than 20 hours per week. As of the Record Date, a total of 1,080 employees were eligible to participate in the ESPP.

ADMINISTRATION

     The ESPP may be administered by the Board of Directors or by a committee of the Board (the "Administrator"), and is currently administered by the Compensation Committee, which is composed solely of non-employee directors. The interpretation and construction by the Compensation Committee of any provision of the ESPP or of any right to purchase Common Stock granted under the ESPP shall be conclusive and binding on all persons. The Compensation Committee may adopt such rules and forms under the ESPP as it considers appropriate.

TERMS OF THE ESPP

     Accumulation Periods: While the ESPP is in effect, two six-month Accumulation Periods shall commence in each calendar year on January 1 and July 1.

     Duration of Participation: Once enrolled, a participant may continue to participate in the ESPP for each succeeding Accumulation Period until he or she ceases to be an eligible employee, withdraws from the ESPP or reaches the end of the Accumulation Period in which he or she discontinued contributions.

     Employee Contributions: Payroll deductions commence with the first payday in the Accumulation Period and continue on each subsequent payday during participation in the ESPP. Eligible employees designate a percentage of their gross base salary to be withheld for the purchase of Common Stock, at a rate not less than 1% or more than 15%.

     Offering Period: An Offering Period is an 18-month period commencing January 1 or July 1.

     Purchase Price: The purchase price for each share of Common Stock shall be the lower of 85% of the fair market value of such share as of the day the Offering Period commences, or 85% of the fair market value of such share as of the last day in the Accumulation Period.

     Purchase of Shares: A participant's enrollment in the ESPP commences on the first day of the next Offering Period. During each Offering Period, as of the last day of each Accumulation Period, each participant shall be deemed to have elected to purchase the number of shares of Common Stock determined by dividing the amount then in the participant's plan account by the purchase price of such shares. Notwithstanding the foregoing, no purchase shall be made at the end of an Accumulation Period if the participant has previously elected to withdraw from the ESPP, no participant shall purchase more than a maximum of 250 shares of Common Stock with respect to any Accumulation Period, and no participant shall purchase shares of Common Stock in excess of the authorized shares. The Compensation Committee may determine that any fractional share may be rounded down to the next lower whole share.

SHARES UNDER THE ESPP

     At the Record Date, 336,920 shares had been issued under the ESPP. Excluding the 200,000 shares that have been approved by the Board but are subject to stockholder approval, there are currently 163,080 shares available for future issuance under the ESPP.

TERMINATION OF EMPLOYMENT OR DEATH

     Under the ESPP, termination of employment for any reason, including death, shall be treated as an automatic withdrawal from the ESPP.

WRITTEN AGREEMENTS

     All participation in the ESPP is evidenced by a written agreement between the Company and the employee.

RIGHTS NON-TRANSFERABLE

     Options granted pursuant to the ESPP are non-transferable by the participant, other than by will or by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, as defined by the Code. Options may be exercised, during the lifetime of the participant, only by the participant or by a permitted transferee.

REORGANIZATION

     In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, the ESPP shall terminate unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts that have been withheld but not yet applied to purchase Common Stock shall be refunded, without interest. The ESPP shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

AMENDMENT OR DISCONTINUANCE

     The Board shall have the right to amend, suspend or terminate the ESPP at any time and without notice. Any increase in the aggregate number of shares of Common Stock to be issued under the ESPP shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the ESPP shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation. The ESPP will terminate by its terms on July 18, 2005.

FEDERAL TAX INFORMATION FOR ESPP

     The ESPP is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. No income is recognized by a participant at the time the right to purchase shares is granted. Likewise, no taxable income is recognized at the time of the purchase, even though the purchase price reflects a discount from the market value of the shares at that time.

     A participant must recognize taxable income upon a disposition of shares acquired under the ESPP. The tax treatment may be more favorable if the disposition occurs after the holding-period requirements of section 423 have been satisfied (a "Qualifying Disposition").

     To satisfy the holding-period requirements of section 423, shares acquired under the ESPP cannot be disposed of within two years after the first day of the Offering Period during which the Shares were purchased nor within one year of the date of purchase.

     The federal income tax consequences of a Qualifying Disposition are as follows:

     - The participant recognizes ordinary income equal to the lower of (i) the excess of the fair market value of the shares on the date of the disposition over the actual purchase price or (ii) 15% of the fair market value of the shares immediately before the applicable Offering Period. The Company will not be entitled to any deduction under these circumstances.

     - The excess, if any, of the fair market value of the shares on the date of the disposition over the sum of the purchase price plus the amount of ordinary income recognized (as described above) will be taxed as a long-term capital gain. If a taxable disposition produces a loss (i.e., the fair market value of the Shares on the date of the disposition is less than the purchase price) and the disposition involves certain unrelated parties, then the loss will be a long-term capital loss.

     A participant who disposes of shares acquired under the ESPP within two years after the beginning of the applicable Offering Period or within one year of the date of purchase makes a non-qualifying disposition of such shares (a "Non-qualifying Disposition").

     The federal income tax consequences of a Non-qualifying Disposition of shares acquired under the ESPP are as follows:

     - The entire difference between the purchase price and the market value of the shares on the date of purchase will be taxed to the participant as ordinary income in the year of disposition. The Company will be entitled to a deduction for the same amount.

     - The excess, if any, of the amount realized on the date of disposition over the market value on the date of purchase will be taxed as a capital gain (long-term or short-term, depending on how long the shares have been held). If the value of the shares on the date of disposition is less than their value on the date of purchase, then the difference will result in a capital loss (long-term or short-term, depending upon the holding period), provided the disposition involves certain unrelated parties. Any such loss will not affect the ordinary income recognized upon the disposition.

     Certain transfers of shares acquired under the ESPP are not considered "dispositions" for purposes of the foregoing rules, including: (i) A transfer of shares to a descendant's estate or to an heir by bequest or inheritance; (ii) certain transfers of shares pursuant to certain tax-free exchanges; and (iii) pledge of shares unless the shares are actually disposed of pursuant to the pledge.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE
                             STOCKHOLDERS VOTE FOR
 PROPOSAL 4 -- APPROVAL OF AN INCREASE IN SHARES UNDER THE 1995 STOCK PURCHASE
                                     PLAN.

    PROPOSAL 5 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ended July 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. PricewaterhouseCoopers LLP (or its predecessor) has audited the Company's financial statements since April 1995.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE
                             STOCKHOLDERS VOTE FOR
   PROPOSAL 5 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting and that the stockholder desires to have included in the Company's proxy statement must be received by the Secretary of the Company no later than August 31, 2000 in order that they may be considered for possible inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     With respect to stockholder proposals that are not sought to be included in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting, the Company's Bylaws require that advance notice of such proposals be given to the Company no later than August 31, 2000. See "Other Matters" for a description of such Bylaw provision. Proposals received after that date will not be eligible to be raised or voted upon at the meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal year 1999.

                                 OTHER MATTERS

     The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies. Under the Company's Bylaws, in order to be deemed properly presented, notice must be delivered to, or mailed and received by, the Company not less than 60 days prior to the first anniversary of the day on which notice of the prior year's annual meeting was mailed to stockholders. The stockholder's notice must set forth, as to each proposed matter: (a) a brief description of the business and reason for conducting such business at the meeting; (b) the name and address of the stockholder proposing such business; (c) a lawful representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the matter; (d) any material interest of the stockholder in such business; and (e) such other information with respect to such matter as would be required in a proxy statement soliciting proxies regarding such matter. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

     Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

                                          By Order of the Board of Directors.

                                          LOGO
                                          W. Russell Wayman
                                          Secretary

Hayward, California
October 29, 1999

     UPON WRITTEN REQUEST OF ANY STOCKHOLDER ENTITLED TO RECEIVE THIS PROXY STATEMENT, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE COMPANY AT 26460 CORPORATE AVENUE, HAYWARD, CALIFORNIA 94545, ATTENTION: INVESTOR RELATIONS.

                                     PROXY

                               ETEC SYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby authorizes Stephen E. Cooper, W. Russell Wayman, and Saul
E. Arnold as Proxies, with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of the stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Etec Systems, Inc. to be held on December 14, 1999, or at any postponement or adjournment thereof, with respect to the matters set forth on the reverse side.

The proxy will be voted in accordance with specifications made on the reverse side.

IF YOU DO NOT INDICATE HOW YOU WISH THIS PROXY TO BE VOTED, THE PROXYHOLDERS WILL VOTE "FOR" ALL OF MANAGEMENT'S NOMINEES FOR DIRECTOR, "FOR" PROPOSALS 2,3,4 AND 5, AND IN THEIR DISCRETION ON SUCH OTHER MATTERS AS ARE PROPERLY BROUGHT BEFORE THE MEETING.

   SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE
      SIDE                                                        SIDE

VOTE BY TELEPHONE                                 VOTE BY INTERNET
It's fast, convenient, and immediate!             It's fast, convenient, and immediately
Call Toll-Free on a Touch-Tone Phone              confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683)

Follow these four easy steps:                     Follow these four easy steps:
1. Read the accompanying Proxy                    1. Read the accompany Proxy
   Statement/Prospectus and Proxy Card.              Statement/Prospectus and Proxy Card.

2. Call the toll-free number                      2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683). For             http://www.eproxyvote.com/etec
   shareholders residing outside the United
   States call collect on a touch-tone phone      3. Enter your 14 digit Voter Control Number
   1-201-536-8073                                    located on your Proxy Card above your name.

3. Enter your 14 digit Voter Control Number       4. Follow the instructions provided.
   located on your Proxy Card above your name.

4. Follow the recorded instructions.


YOUR VOTE IS IMPORTANT!                           YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                      Go to http://www.eproxyvote.com/etec anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                                  DETACH HERE

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD.

1. Election of eight Board of Directors.
   Nominees: (01) Stephen E. Cooper, (02) Takeshi (John) Suzuki,
   (03) Edward L. Gelbach, (04) John McBennett,
   (05) William J. Ryan, (06) William T. Siegle,
   (07) Thomas M. Trent, (08) Robert L. Wehrij

FOR ALL NOMINEES / /     / / WITHHELD FROM ALL NOMINEES

/ / For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW / /

2. To approve an amendment to the 1995 Omnibus Incentive Plan to increase the number of available shares by 800,000.

   For / / Against / / Abstain / /

3. To approve an amendment to the 1995 Directors' Stock Option Plan to increase the number of available shares by 50,000.

   For / / Against / / Abstain / /

4. To approve an amendment to the 1995 Employee Stock Purchase Plan to increase the number of available shares by 200,000.

   For / / Against / / Abstain / /

5. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

   For / / Against / / Abstain / /

6. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

This proxy should be signed by the shareholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.